Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-222212) of Transamerica Corporation Producers’ Stock Purchase Plan (formerly, AEGON USA Producers’ Stock Purchase Plan) of our report dated March 27, 2018 relating to the financial statements of Transamerica Corporation Producers’ Stock Purchase Plan (formerly, AEGON USA Producers’ Stock Purchase Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

Chicago, IL
March 27, 2018